   As filed with the Securities and Exchange Commission on September 13, 2000
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ______________


                           Patterson Dental Company
            (Exact Name of Registrant as Specified in Its Charter)


            Minnesota                                 41-0886515
 (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                           1031 Mendota Heights Road
                          St. Paul, Minnesota  55120
         (Address, including Zip Code, of Principal Executive Offices)


             Patterson Dental Company Employee Stock Purchase Plan
                           (Full Title of the Plan)

R. STEPHEN ARMSTRONG                   Copies to:
Executive Vice President, Treasurer
and Chief Financial Officer            AVRON L. GORDON, ESQ.           MATTHEW L. LEVITT, ESQ.
Patterson Dental Company               BRETT D. ANDERSON, ESQ.         Secretary and General Counsel
1031 Mendota Heights Road              Briggs and Morgan, P.A.         Patterson Dental Company
St. Paul, Minnesota  55120             2400 IDS Center                 1031 Mendota Heights Road
(651) 686-1600                         Minneapolis, Minnesota 55402    St. Paul, Minnesota  55120
(Name, Address and Telephone           (612) 334-8400                  (651) 686-1600
Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                           Proposed      Proposed
                                                                           Maximum       Maximum
                                                           Amount To       Offering     Aggregate      Amount of
                                                              Be          Price Per      Offering    Registration
  Title of Each Class of Securities To Be Registered     Registered(1)      Share         Price          Fee
===================================================================================================================
Patterson Dental Company Employee Stock Purchase Plan
  Options to purchase common stock.....................  700,000               N/A          N/A             N/A
  Common stock (par value $0.01 per share).............  700,000 shares    $22.7969(2)  $15,957,830      $4,212.87
==================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Patterson Dental Company Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices for such stock on September 7, 2000, as reported by the Nasdaq National Market.
================================================================================

                     REGISTRATION OF ADDITIONAL SECURITIES

     We are filing this registration statement pursuant to General Instruction E to the Form S-8 Registration Statement, under the Securities Act, to register an additional 700,000 shares of our common stock which will be issued pursuant to our Employee Stock Purchase Plan (the "Plan"). Such shares represent the increase in the number of shares reserved for issuance under the Plan which was approved by our shareholders at the Annual Meeting of Shareholders held on September 11, 2000. A total of 675,000 shares of common stock issuable under the Plan were previously registered pursuant to our Registration Statement on Form S-8 filed with the SEC on January 6, 1993 (Registration No. 33-56764), and the information contained therein is hereby incorporated by reference herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item     3.  Incorporation of Documents by Reference.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

         .     Annual Report on Form 10-K for the year ended April 29, 2000;

         .     Quarterly Report on Form 10-Q for the quarter ended July 29,
               2000;

         . Description of our common stock contained in our Registration Statement on Form S-1 (File No. 33-51304) filed on August 26, 1992;

         .     Current Report on Form 8-K filed on June 14, 2000; and

         .     Definitive Schedule 14A (Proxy Statement) filed on August 9,
               2000.

Item 8.  Exhibits.

Exhibit
Number    Description
------    -----------

4.1 Articles of Incorporation, as amended (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

4.2 Bylaws, as amended (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

4.3 Specimen common stock certificate (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

5         Opinion of Matthew L. Levitt, Esq.

23.1      Consent of Matthew L. Levitt, Esq. (included in Exhibit 5).

23.2      Consent of Independent Auditors.

24        Powers of Attorney (included on Signature Page).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 13th day of September, 2000.

                                             PATTERSON DENTAL COMPANY


                                             By /s/ Peter L. Frechette
                                                --------------------------------
                                                    Peter L. Frechette
                                                    Chairman, President and
                                                    Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter L. Frechette and Matthew L. Levitt, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                             Title                             Date
         ---------                             -----                             ----
/s/ Peter L. Frechette       Chairman, President and Chief Executive        September 13, 2000
---------------------------  Officer (Principal Executive Officer)
      Peter L. Frechette

/s/ R. Stephen Armstrong     Executive Vice President, Treasurer and        September 13, 2000
---------------------------  Chief Financial Officer (Principal
      R. Stephen Armstrong   Accounting Officer and Principal Financial
                             Officer)

/s/ David K. Beecken         Director                                       September 13, 2000
---------------------------
      David K. Beecken

/s/ Ronald E. Ezerski        Director                                       September 13, 2000
---------------------------
      Ronald E. Ezerski

/s/ Andre B. Lacy            Director                                       September 13, 2000
---------------------------
      Andre B. Lacy

/s/ Burt E. Swanson          Director                                       September 13, 2000
---------------------------
      Burt E. Swanson

                                 EXHIBIT INDEX


Exhibit
Number       Description
------       -----------

4.1 Articles of Incorporation, as amended (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

4.2 Bylaws, as amended (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

4.3 Specimen common stock certificate (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

5            Opinion of Matthew L. Levitt, Esq.

23.1         Consent of Matthew L. Levitt, Esq. (included in Exhibit 5).

23.2         Consent of Independent Auditors.

24           Powers of Attorney (included on Signature Page).